Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Incorporation of Documents by Reference" in the Registration Statement on Form S-8 pertaining to the Charming Shoppes, Inc. 2004 Stock Award and Incentive Plan and to the incorporation by reference therein of our report dated March 17, 2004, with respect to the consolidated financial statements of Charming Shoppes, Inc. included in its Annual Report (Form 10-K) for the year ended January 31, 2004 filed with the Securities and Exchange Commission.



                                                        /S/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
October 8, 2004